                                                                  EXHIBIT 10.25


                              EMPLOYMENT AGREEMENT

        This AGREEMENT (the "Agreement") is made as of August 1, 1999 by STANDARD AUTOMOTIVE CORPORATION, a Delaware corporation (the "Company") and JOSEPH SPINELLA (the "Employee").


                                   RECITALS:

         The Company desires to employ the Employee in the capacity and on the terms and conditions set forth herein, and the Employee desires to be employed by the Company on the terms and conditions set forth herein;

         In consideration of the premises hereof and other good and valuable consideration, receipt of which is acknowledged, the parties agree as follows:

         1. Employment. The Company agrees to employ the Employee during the Term specified in paragraph 2 hereof and the Employee agrees to accept such employment, upon the terms and conditions set forth in this Agreement.

         2. Term. Subject to the terms and conditions of this Agreement, the Employee's employment by the Company shall be for a term commencing on the date hereof and expiring on the close of business on the third anniversary of the date hereof.

         3. Duties and Responsibilities

         (a) Employee shall initially serve as the Company's Chief Financial Officer, subject to the authority and direction of the Company's Chief Executive Officer ("CEO") and the Board of Directors of the Company ("Board").

         (b) Subject to the authority and direction of the CEO and the Board to modify the duties, power and responsibilities of the Employee, Employee's powers, duties and responsibilities shall initially consist of such powers, duties and responsibilities as are customary for a chief financial officer of an entity similar in size and structure to the Company and as provided in the Company's by-laws. The Employee shall report to the CEO and the Board at such times and in such detail as the CEO and the Board shall require. Notwithstanding anything contained herein to the contrary, the Employee shall not be required to perform any act which would constitute or require the violation of any federal, state or local law, rule, regulation, ordinance or the like.

         (c) The Employee shall devote not less than forty (40) hours per week to carrying out his duties hereunder and to the business of the Company, its affiliates and subsidiaries and during the Term the Employee agrees that he will (i) devote his best efforts and all his skill and ability to the performance of his duties hereunder; (ii) carry out his duties in a competent and professional manner; and (iii) generally promote the interests of the Company, its affiliates and subsidiaries. During the Term it shall not be a violation of this Agreement for the Employee to serve on civic or charitable boards or committees, to perform speaking engagements, or to manage his personal passive investments, so long as such activities (individually or collectively) do not interfere with the performance of the Employee's responsibilities as an employee of the Company.

         (d) In addition to such services as Employee is required to render to the Company, from time to time, if requested, he shall render similar services to affiliates and subsidiaries of the Company.

         (e) The Employee's services shall be performed at the Company's executive offices in Hillsborough Township, New Jersey, or at such other location(s) as the CEO or the Board may reasonably require, from time to time, subject to necessary travel requirements of the Company.

         4. Compensation; Bonus; Stock Options.

         (a) As compensation for services hereunder and in consideration of his agreements not to compete and to protect confidential information as set forth in paragraph 8 hereof, the Company shall pay the Employee a base salary at the annual rate of (i) $150,000 for his first twelve months of service during the Term; (ii) $165,000 during his second twelve months of service during the Term; and (iii) $180,000 during his third twelve months of service during the Term. The base salary shall be paid in equal installments in accordance with the normal payroll policies of the Company.

         (b) Employee shall be eligible to receive such raises, and cash or stock bonuses as the Board shall in its sole discretion, from time to time, determine.

         (c) As additional consideration for Employee's execution and delivery of this Agreements and his agreement not to compete and to protect confidential information as set forth in paragraph 8 hereof, the Company shall grant to Employee stock options to purchase twenty five thousand (25,000) shares of the Company's common stock, $.001 par value per share ("Stock Options") exercisable at the average of the closing bid and ask prices of the shares on each of the ten (10) trading days immediately prior to the date of this Agreement. The right to exercise such Stock Options shall vest and be subject to the terms and conditions contained in the Stock Option Agreement attached hereto as Exhibit A.

         (d) Employee shall be paid a signing bonus of up to $5,000 within ten
(10) days of his execution and delivery of this Agreement to the Company.

5.      Expenses; Fringe Benefits.

         (a) The Company agrees to pay or to reimburse the Employee during the Term for all reasonable, ordinary and necessary business expenses incurred in the performance

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of his services hereunder in accordance with the policies of the Company as are from time to time in effect. The Employee, as a condition to obtaining such payment or reimbursement, shall provide to the Company any and all statements, bills or receipts evidencing the travel or out-of-pocket expenses for which the Employee seeks payment or reimbursement, and any other information or materials required by such Company policy or as the Company may otherwise from time to time reasonably require.

         (b) During the Term the Employee and, to the extent eligible, his dependents, shall be entitled to participate in and receive all benefits under any welfare benefit plans and programs provided by the Company (including without limitation, medical, dental, disability, group life (including accidental death and dismemberment) and business travel insurance plans and programs) applicable generally to the employees of the Company, subject, however, to the generally applicable eligibility and other provisions of the various plans and programs in effect from time to time.

         (c) During the Term the Employee shall be entitled to participate in all retirement plans and programs (including without limitation any profit sharing/401(k) plan) applicable generally to the employees of the Company, subject, however, to generally applicable eligibility and other provisions of the various plans and programs in effect from time to time. In addition, during the Term the Employee shall be entitled to receive fringe benefits and perquisites in accordance with the plans, practices, programs and policies of the Company from time to time in effect, available generally to the executive officers of the Company and consistent with the generally applicable guidelines determined by the CEO or the Board.

         (d) The Employee shall be entitled to as many vacation days, holidays, sick days and personal days as are in accordance with the Company's policy then in effect for its employees generally, upon such terms as may be provided of general application to all employees of the Company.

6.      Termination.

         The Company, by direction of the Board, shall have the right to terminate the Employee's employment with the Company at any time for "Cause"; provided that any termination by the Company for Cause shall be communicated by the Company to the Employee in a writing indicating the basis for termination for Cause, and (except in the case of a termination pursuant to clause (i) or (vi)) the Employee shall have the opportunity for a period of 7 days following delivery of such writing to contest his termination before the Board. During such 7 day period, the Employee, at the Company's request, shall refrain from entering any of the Company's facilities or offices. (The effective date of the Employee's termination of employment with the Company, regardless of the reason, is referred to as the "Date of Termination"). For purposes of this Agreement, the term "Cause" shall be limited to the following grounds:

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        (i) The Employee's failure or refusal to perform his material duties and responsibilities (other than any such failure resulting from Employee's disability or death which are governed by paragraph 7), if such failure or refusal shall continue for 14 days after a written warning to the Employee which states that the warning is of a potential termination for Cause under this Agreement, sets forth the basis for such termination, and states that termination will become effective 14 days after the date the notice is delivered (as determined in accordance herewith) unless such failure or refusal is corrected prior to 6:00 p.m. New York time on such 14th day; provided, however, that if Employee commences to correct such failure or refusal within such 14 day period and thereafter diligently endeavors to correct the same to completion, such 14 day period shall be extended by the amount of time reasonably necessary to complete the correction;

         (ii) The willful misappropriation by Employee of the funds or property of the Company;

         (iii) The commission by the Employee of any willful or intentional act which he should reasonably have anticipated would reasonably be expected to have the effect of materially injuring the reputation, business or business relationships of the Company; or

         (iv) Excessive use of alcohol or illegal drugs, interfering with the performance of the Employee's obligations under this Agreement, continuing after written warning; or

         (v) Conviction of, or admission of or entry of a plea of nolo contendere or similar plea with respect to a felony or of any crime involving moral turpitude, dishonesty or theft;

         (vi) Any breach by the Employee (not covered by any of clauses (i) through (v) and other than in connection with the death or disability of Employee as set forth in paragraph 7) of any material provision of this Agreement, if such breach is not cured within 14 days after written notice thereof to the Employee by the Company; provided, however, that if Employee commences to correct such breach within such 14 day period and thereafter diligently endeavors to cure the same to completion, such 14 day period shall be extended by the amount of time reasonably necessary to cure the breach.

Upon the termination of the Employee's employment with the Company for Cause, the Company shall pay the Employee, subject to appropriate offsets (as permitted by applicable law) for debts or money due to the Company, including without limitation personal loans to the Employee and travel advances ("Offset"), his salary compensation only through, and any unpaid reimbursable expenses outstanding as of, the Date of Termination. Any benefits to which Employee or his beneficiaries may be entitled under the plans and programs described in paragraphs 5(b) and (c) hereof as of his Date of Termination shall be determined in accordance with the terms of such plans and programs. Except as provided in this subparagraph, in connection with the Employee's termination by the Company for Cause, the Company shall have no further liability

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to the Employee or the Employee's heirs, beneficiaries or estate for damages, compensation, benefits, indemnities or other amount of whatever nature.

7.      Disability; Death.

         (a) In the event the Employee shall be unable to perform the essential functions of his duties hereunder by virtue of illness or physical or mental incapacity or disability (from any cause or causes whatsoever) in substantially the manner and to the extent performed hereunder prior to the commencement of such disability (all such causes being referred to as "disabilty") and the Employee shall fail to perform such duties for periods aggregating ninety (90) days (inclusive of non-business days), whether or not continuous, in any continuous period of one hundred and eighty (180) days, the Company shall have the right to terminate the Employee's employment hereunder as at the end of any calendar month during the continuance of such disability upon at least thirty
(30) days prior written notice to him. In the event of termination under this paragraph 7(a), the Employee shall be entitled to receive when otherwise payable, subject to any Offsets, all salary compensation earned but unpaid as of the Date of Termination and any unpaid reimbursable expenses outstanding as of such date; and any benefits to which the Employee or his beneficiaries may be entitled under the plans and programs described in paragraphs 5(b) and (c) hereof as of such Date of Termination shall be determined in accordance with the terms of such plans and programs. Nothing contained herein is intended to nullify or diminish the Employee's rights under, and this paragraph 7(a) is subject to, the Americans with Disabilities Act of 1990 and the Family and Medical Leave Act of 1993, as such Acts may be amended from time to time.

         (b) The employment of the Employee with the Company shall terminate on the date of the Employee's death and in such event the Employee's estate shall be entitled to receive when otherwise payable, subject to any Offsets, all salary compensation earned but unpaid as of the date of his death and any unpaid reimbursable expenses outstanding as of such date. In the event of the Employee's death, any benefits to which the Employee or his beneficiaries may be entitled under the plans and programs described in paragraphs 5(b) and (c) hereof shall be determined in accordance with the terms of such plans and programs.

         (c) Except as provided in paragraphs 7(a) and (b) hereof, in the event of the Employee's termination due to disability or death, the Company shall have no further liability to the Employee or the Employee's heirs, beneficiaries or estate for damages, compensation, benefits, indemnities or other amounts of whatever nature.

8. Non-Competition and Protection of Confidential Information

         (a) The Employee agrees that his services to the Company are of a special, unique, extraordinary and intellectual character, and his position with the Company places him in a position of confidence and trust with the employees and customers of the Company and its affiliates, Consequently, the Employee agrees that it is reasonable and necessary for the protection of the goodwill, intellectual property, trade secrets, designs, proprietary information and business of the Company that the Employee make the covenants contained herein. Accordingly, the Employee agrees that, during the period of the Employee's employment hereunder and for the period of one (1) year immediately following the termination of his employment hereunder, he shall not, directly or indirectly:

                  (i) own, operate, manage or be employed by or affiliated with any person or entity that engages in any business then being engaged in by the Company or its subsidiaries or affiliates (collectively, "SAC"); or

                  (ii) attempt in any manner to solicit from any customer or supplier business of the type performed for or by SAC or to persuade any customer or supplier of SAC to cease to do business or to reduce the amount of business which any such customer or supplier has customarily done or contemplates doing with SAC, whether or not the relationship between SAC and such customer or supplier was originally established in whole or in part through his efforts; or

                  (iii) employ as an employee or retain as a consultant, or persuade or attempt to persuade any person who is at the Date of Termination or at any time during the preceding year was, or in the six (6) months following such termination becomes, an employee of or exclusive consultant to SAC to leave SAC or to become employed as an employee or retained as a consultant by anyone other than SAC.

        As used in this paragraph 8, the term: "customer" and "supplier" shall mean any person or entity that is a customer or supplier of SAC at the Date of Termination, or at any time during the preceding year was, or in the six (6) months following such termination becomes, a customer or supplier of SAC, or if the Employee's employment shall not have terminated, at the time of the alleged prohibited conduct.

                  (b) The Employee agrees that he will not at any time (whether during the Term or after termination of this Agreement for any reason), disclose to anyone, any confidential information or trade secret of SAC or utilize such confidential information or trade secret for his own benefit, or for the benefit of third parties, and all memoranda or other documents compiled by him or made available to him during the Term pertaining to the business of SAC shall be the property of SAC and shall be delivered to SAC on the Date of Termination or at any other time, as reasonable, upon request. The term "confidential information or trade secret" does not include any information which (i) becomes generally available to the public other than by breach of this provision or (ii) is required to be disclosed by law or legal process.


                  (c) If the Employee commits a breach or threatens to commit a breach of any of the provisions of paragraphs 8(a) or (b) hereof, the Company shall have the right to have the provisions of this Agreement specifically enforced by any court having jurisdiction without being required to post bond or other security and without having to prove the inadequacy of any other available remedies, it being acknowledged and agreed that any such breach will cause irreparable injury to SAC and that money damages will not provide an adequate remedy to SAC. In addition, SAC may take all such other actions and seek such other remedies available to it in law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

                  (d) The parties acknowledge that the type and periods of restriction imposed in the provisions of paragraphs 8(a) and (b) hereof are fair and reasonable and are reasonably required for the protection of SAC and the goodwill associated with the business of SAC; and that the time, scope, geographic area and other provisions of this paragraph 8 have been specifically negotiated by sophisticated parties and accordingly it is reasonable that the restrictive covenants set forth herein are not limited by narrow geographic area. If any of the covenants in paragraphs 8(a) or (b) hereof, or any part thereof, is hereafter construed to be invalid or unenforceable, it is the intention of the parties that the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in paragraphs 8(a) or (b), or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination should reduce the duration and/or areas of such provision such that, in its reduced form, said provision shall then be enforceable. The parties intend to and hereby confer jurisdiction to enforce the covenants contained in paragraphs 8(a) and (b) upon the courts of any jurisdiction within the geographical scope of such covenants. In the event that the courts of any one or more of such jurisdictions shall hold such covenants wholly unenforceable by reason of the breadth of such time, scope or geographic area, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

         9. Intellectual Property. During the Term, the Employee will disclose to the Company all ideas, inventions, advertising campaigns, designs, logos, slogans, processes, operations, products or improvements which may be patentable or copyrightable or subject to any trade or service mark or name, and business plans developed by him during such period, either individually or in collaboration with others, which relate to the business of SAC ("Intellectual Property"). The Employee agrees that such Intellectual Property will be the sole property of the Company and that he will at the Company's request and cost do whatever is reasonably necessary to secure the rights thereto by patent, copyright, trademark or otherwise to the Company.

         10. Enforceability. The failure of either party at any time to require performance by the other party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by either party of the breach

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of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

         11. Assignment. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be sold, transferred, assigned, pledged or hypothecated by either party hereto without the prior written consent of the other party; provided, the Company may assign its rights and obligations under the Agreement without the written consent of Employee.

         12. Severability. In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction; the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

         13. Life Insurance. The Employee agrees that the Company shall have the right to obtain life insurance on the Employee's life, at the Company's sole expense and with the Company as the sole beneficiary thereof to that end, the Employee shall (a) cooperate fully with the Company in obtaining such life insurance, (b) sign any necessary consents, applications and other related forms or documents and (c) take any reasonably required medical examinations.

         14. Notice. Any notice, request, instrument or other document to be given under this Agreement by either party hereto to the other shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand, (b) three (3) days after the date of deposit in the mails, postage prepaid, if mailed by certified or registered mail, or (c) on the next business day, if sent by a prepaid overnight courier service, and in each case addressed as follows:

        If to the Employee:

                     Joseph Spinella
                     528 Green Mountain Road
                     Mahwah, New Jersey 07430

        With a copy to:

        If to the Company:

                     Standard Automotive Corporation
                     280 Park Avenue
                     21st Floor West
                     New York, New York
                     Attention: Steven J. Merker, Chairman
                     Fax: (212) 754-2411

        with a copy to:

                     Phillips Nizer Benjamin Krim & Ballon LLP
                     666 Fifth Avenue
                     New York, New York 10103-0084
                     Attention: Vincent J. McGill, Esq.
                     Fax: (212) 262-5152


Any party may change the address to which notices are to be sent by giving notice of such change of address to the other party in the manner herein provided for giving notice.

         15. No Conflict. The Employee represents and warrants that he is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent him from entering into this Agreement or which would be breached by the Employee upon the performance of his duties pursuant to this Agreement.

         16. Miscellaneous.

        (a) The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

        (b) The Company may withhold from any amount payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to applicable law or regulation.

        (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to the conflict of law principles thereof. Any action arising out of the breach or threatened breach of this Agreement shall be commenced in a state court of the State of New Jersey and each of the parties hereby submits to the jurisdiction of such courts for the purpose of enforcing this Agreement.

        (d) This Agreement, represents the entire agreement between the Company and the Employee with respect to the subject matter hereof, and all prior agreements relating to the employment of the Employee, written or oral, are nullified and superseded hereby.

         (e) This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by both parties to this Agreement, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought.

         (f) As used in this Agreement, any gender includes a reference to all other genders and the singular includes a reference to the plural and vice versa.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        STANDARD AUTOMOTIVE CORPORATION



                                        By: /s/ Steven Merker
                                             -----------------------------------
                                              Name:  Steven Merker
                                              Title: Chairman



                                        EMPLOYEE

                                        /s/ Joseph Spinella
                                        ----------------------------------------
                                        JOSEPH SPINELLA

                                                                       EXHIBIT A

                         STANDARD AUTOMOTIVE CORPORATION

                             STOCK OPTION AGREEMENT

                            (INCENTIVE STOCK OPTION)

        THIS AGREEMENT, made as of this 1st day of August, 1999 by STANDARD AUTOMOTIVE CORPORATION, a Delaware corporation (the "Company"), with Joseph Spinella (the "Holder"):
                                    RECITALS

         A. The Company has adopted the 1997 Stock Option Plan (the "Plan"). The Plan, as it may hereafter be amended and continued, is incorporated herein by reference and made part of this Agreement.

         B. The Compensation Committee, which is charged with the administration of the Plan pursuant to Section 1 thereof, has determined that it would be to the advantage and interest of the Company to grant the option provided for herein to the Holder to purchase 25,000 shares as an inducement to the Holder to remain in the service of the Company or one of its subsidiaries, and as an incentive for increased efforts during such service.

         C. Pursuant to the Plan, the Company hereby grants to the Holder as of the date hereof an option (the "Option") to purchase all or any part of 25,000 shares of Common Stock of the Company, par value $.001 per share (the "Option
Shares"), at a price per share of [$   ] which price is not less than the fair
market value of a share of Common Stock on the date hereof, and subject to the following terms and conditions:

         1. Grant and Exercise of Option. The Option shall continue in force through August 1, 2009 (the "Expiration Date"), unless sooner terminated as provided herein or in the Plan. Subject to the provisions of the Plan and the terms and conditions set forth herein, the Option shall become exercisable on and after the following dates, in cumulative fashion: (i) for the first third of the Option Shares on August 1, 2000, (ii) for the second third of the Option Shares on August 1, 2001, and (iii) for the remainder of the Option Shares on August 1, 2002.

        a. Except as provided hereinbelow, the Option may not be exercised unless the Holder is then an employee (including officers and directors who are employees), non-employee director, consultant, advisor, agent or independent representative of the Company or any subsidiary of the Company or any combination thereof and unless the Holder has remained in the continuous employ or service thereof from the date of grant.

        b. This Option is designated as an incentive stock option ("ISO") as defined in Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations promulgated thereunder.

2.      Termination of Option.

        a. In the event that the employment or service of the Holder shall be terminated prior to the Expiration Date (otherwise than by reason of death or disability), the Option may, subject to the provisions of the Plan, be exercised (to the extent that the Holder was entitled to do so at the termination of this employment or service) at any time within three months after such termination, but not after the Expiration Date; provided, however, that if such termination shall have been for cause or voluntarily by the Holder and without the consent of the Company or any subsidiary corporation thereof, as the case may be (which consent shall be presumed in the case of normal retirement), the Option and all rights of the Holder hereunder, to the extent not theretofore exercised, shall forthwith terminate immediately upon such termination. Nothing in this Agreement shall confer upon the Holder any right to continue in the employ or service of the Company or any subsidiary of the Company or affect the right of the Company or any subsidiary to terminate his employment or service at any time.

         b. If the Holder shall (i) die while he is employed by or serving the Company or a corporation which is a subsidiary thereof or within three months after the termination of such position (other than termination for cause, or voluntarily on his part and without the consent of the Company or subsidiary thereof, as the case may be, which consent shall be presumed in the case of normal retirement), or (ii) become permanently and totally disabled within the meaning of section 22 (e) (3) of the Code while employed by or serving any such company, and if and to the extent the Option was otherwise exercisable, immediately prior to the occurrence of such event, then such Option may be exercised as set forth herein by the Holder or by the person or persons to whom the Holder's rights under the Option pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time within one year after the date of death of the original Holder, or one year after the date of permanent or total disability, but in either case, not later than the Expiration Date.



3.      Exercise of option.

         a. The Holder may exercise the Option with respect to all or any part of the shares then purchasable hereunder by giving the Company written notice in the form annexed, as provided in paragraph 7 hereof, of such exercise. Such notice shall specify the number of shares as to which the Option is being exercised and shall be accompanied by payment in full in certified or bank check made payable to the Company of an amount equal to the exercise price of such shares multiplied by the number of shares as to which the Option is being exercised. Notwithstanding anything contained herein to the contrary, the Option granted under this Agreement may not be exercised for fewer than ten (10) shares at any time. No Options shall be exercised after the Expiration Date.

         b. Prior to or concurrently with delivery by the Company to the Holder of a certificate(s) representing such shares, the Holder shall, upon notification of the amount due, pay promptly any amount necessary to satisfy applicable federal, state or local tax requirements.

In the event such amount is not paid promptly, the Company shall have the right to apply from the purchase price paid any taxes required by law to be withheld by the Company with respect to such payment and the number of shares to be issued by the Company will be reduced accordingly.

         4. Adjustment of and Changes to the Common Stock. Notwithstanding any other provision of the Plan, in the event of a change in the outstanding Common Stock of the Company by reason of a stock dividend, split-up, split-down, reverse split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off, reorganization, liquidation or the like, then the aggregate number of shares and price per share subject to the Option shall be appropriately adjusted by the Compensation Committee whose determination shall be conclusive.

         5. Non-Transferability of Option. This Option shall, during the Holder's lifetime, be exercisable only by him, and neither this Option nor any right hereunder shall be transferable by him, by operation of law or otherwise, except by will or by the laws of descent and distribution. In the event of any attempt by the Holder to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of any right hereunder, except as provided for herein, or in the event of the levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate this Option by notice to the Holder and it shall thereupon become null and void.

         6. No Rights of Stockholder. Neither the Holder nor in the event of his death, any person entitled to exercise his rights, shall have any of the rights of a stockholder with respect to the shares subject to the Option until share certificates have been issued and registered in the name of the Holder or his estate, as the case may be.

         7. Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of Roy Ceccato, 280 Park Avenue, West Building, 21st Floor, New York, New York 10017, and any notice to the Holder shall be addressed to him at his address now on file with the Company, or to such other address as either may last have designated to the other by notice as provided herein. Any notice so addressed shall be deemed to be given on the second business day after mailing, by registered or certified mail, at a post office or branch post office within the United States.

         8. Dispute Resolution. in the event that any question or controversy shall arise with respect to the nature, scope or extent of any one or more rights conferred by this Agreement, the determination by the Compensation Committee (as constituted at the time of such determination) of the rights of the Holder shall be conclusive, final and binding upon the Holder and upon any other person who shall assert any right pursuant to this Agreement.

         9. Incorporation of Plan by Reference. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan.

         10. Governing Law. This Agreement and actions taken in connection with it shall be governed by the laws of the State of Delaware, without regard to the principles of conflict of laws.

                                        STANDARD AUTOMOTIVE CORPORATION

                                        By:
                                            ----------------------------------
                                           Name:
                                           Title:

ACCEPTED AND AGREED





---------------------------
Joseph Spinella

                           FORM OF NOTICE OF EXERCISE

T0:              STANDARD AUTOMOTIVE CORPORATION
                 Roy Ceccato
                 280 Park Avenue
                 West Building, 21st Floor
                 New York, New York 10017

         The undersigned hereby exercises his/her option to purchase ________ shares of Common Stock of Standard Automotive Corporation (the "Company") as provided in the Stock Option Agreement dated as of August 1, 1999 at $________ per share, a total of $________ , and makes payment therefor as follows:

        To the extent of the purchase price, the undersigned has enclosed a certified or bank check payable to the order of the Company for $ ____________.

        A stock certificate or certificate for the shares should be delivered in person or mailed to the undersigned at the address shown below.

        THE UNDERSIGNED HEREBY REPRESENTS AND WARRANTS THAT IT IS HIS (HER) PRESENT INTENTION TO ACQUIRE AND HOLD THE AFORESAID SHARES OF COMMON STOCK OF THE COMPANY FOR HIS (HER) OWN ACCOUNT FOR INVESTMENT, AND NOT WITH A VIEW TO THE DISTRIBUTION OF ANY THEREOF, AND AGREES THAT HE (SHE) WILL MAKE NO SALE, THEREOF, EXCEPT IN COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                        Signature:______________________________

                                        Address:________________________________

                                                ________________________________




Dated:

                         STANDARD AUTOMOTIVE CORPORATION

                                 280 Park Avenue

                                 21st Floor West

                               New York, New York,

Joseph Spinella
528 Green Mountain Road
Mahwah, New Jersey 07430

Dear Joe:

        This letter confirms that Standard Automotive Corporation ("Standard") will enter into a twelve month lease for an executive apartment in Hillsborough Township, New Jersey. Standard will pay up to $2,000 per month under the lease, and will retain the option to renew the lease (or obtain similar accommodations). You will be permitted to occupy the apartment during the term of the lease provided you remain an employee of Standard.



                                        Sincerely,

                                        /s/ Steven J. Merker
                                        ------------------------------------
                                        Steven J. Merker
                                        Chairman